UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2026

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 Dunwoody Place

Sandy Springs, GA 30350

(Address, including zip code, of principal executive offices)

(678) 435-9604

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $80.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy

On May 17, 2026, Bitcoin Depot Inc. (the “Company”), BCD Merger Sub LLC, BitAccess Inc., Bitcoin Depot Operating LLC, BT HoldCo LLC, BTM International Holdings 1 LLC, BTM International Holdings II LLC, Cash Ramp LLC, Digital Gold Ventures Inc., Express Vending Inc., Intuitive Software LLC, Kiosk HoldCo LLC, Kiosk Technicians, LLC, Kutt, Inc., Lux Vending Kiosk, LLC, MCA Services Group, LLC, and Mintz Assets Inc. (together with the Company, the “Debtors”) each filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 (“Chapter 11”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to effect an orderly wind-down of the Company’s operations and facilitate a sale of its assets. The Debtors have requested that the Chapter 11 Cases be jointly administered under the caption “In re Bitcoin Depot Inc., et al.” The Company has filed a number of customary “first day” motions with the Bankruptcy Court. The Company has provided each of its employees 60 days’ notice of their planned termination of employment, and, in the event any such employee’s employment is terminated by the Company without cause prior to the end of such notice period, the Company anticipates providing such employee pay-in-lieu of notice for the remainder of such notice period.

Court filings and other information related to the proceedings are available through the Company’s claims agent at https://restructuring.ra.kroll.com/bitcoindepot, by calling the restructuring hotline at (844) 339-4117 (Toll-Free US/Canada) / + 1 (332) 232-7827 (International) or emailing BitcoinDepotInfo@ra.kroll.com. The documents and other information on this website are not part of this Current Report on Form 8-K and shall not be incorporated by reference herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that automatically accelerated and increased certain obligations under the Second Amended and Restated Credit Agreement, dated as of November 1, 2024 (as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of March 14, 2025, and as further amended by that certain Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of December 19, 2025, the “Term Loan Credit Agreement”), by and among Silverview Credit Partners, LP (f/k/a Silverpeak Credit Partners, LP), a Delaware limited partnership, as administrative agent, the lenders party thereto from time to time, Kiosk HoldCo LLC, a Delaware limited liability company and subsidiary of the Company, as the borrower, BT HoldCo LLC, a Delaware limited liability company and subsidiary of the Company, as holding company, and the subsidiary guarantors party thereto from time to time.

Any efforts to enforce payment obligations under the Term Loan Credit Agreement against the Debtors party thereto are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Term Loan Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ivona Smith to Board of Directors

On May 13, 2026, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Ivona Smith to the Board, effective May 13, 2026. Ms. Smith will hold office until a successor is duly elected and qualified at the next annual meeting of stockholders or until her earlier death, resignation, or removal. The Board has determined that Ms. Smith meets the applicable standards for an independent director under the listing rules of the Nasdaq Stock Market LLC. On May 14, 2026, Ms. Smith was appointed as a member of the newly formed Restructuring Committee of the Board.

Ms. Smith has been with Drivetrain LLC, an independent fiduciary services firm, since 2016. Prior to joining Drivetrain, she served as Managing Director at Fair Oaks Capital LP, an investment advisory firm, from 2014 to

2016. She was also the Co-Founder of Restoration Capital Management LLC, an investment advisory firm, where she worked from 2001 to 2012, and Co-Portfolio Manager at Tribeca Investments, LLC, the broker/dealer division of Citigroup/Traveler’s, from 1999 to 2000. Earlier in her career, Ms. Smith held roles as an auditor, analyst, and financial consultant at various accounting and investment banking firms, including Kidder Peabody and Ernst & Young. Ms. Smith has also served on several boards, including Rayonier Advanced Materials Inc. (2020 – Present), Peer Street, Inc. (April 2023 - May 2024), Vintage Wine Estates, Inc. (June - August 2024), 2U, Inc. (May - September 2024) and The Weinstein Company (2018 - 2021), where she contributed during its sale and wind-down process. She holds a bachelor’s degree in finance from Fordham University and an MBA from NYU Stern School of Business.

In connection with Ivona Smith’s appointment as an independent director of the Company, the Company entered into an Independent Director Agreement with Ms. Smith, dated as of May 14, 2026 (the “Smith Independent Director Agreement”). The Smith Independent Director Agreement provides that, for all services rendered by Ms. Smith as a director of the Company, and so long as Ms. Smith has not been removed as a director of the Company, Ms. Smith will receive $30,000 a month, payable in advance before the first day of each applicable month. Ms. Smith’s first monthly payment was due upon the execution of the Smith Independent Director Agreement and prorated for the remaining days of the month beginning on May 14, 2026. The Smith Independent Director Agreement further provides that Ms. Smith is entitled to receive a minimum of $120,000 in aggregate fees if she is removed as a director without cause. Ms. Smith is also entitled to receive $5,000 for each day on which she devotes more than five hours of service as a director to activities outside the scope of normal director duties. Additionally, Ms. Smith will be reimbursed by the Company for reasonable business-related expenses incurred in good faith in the performance of her duties, provided that she must obtain the Company’s written consent before she incurs any expense exceeding $2,000. The Smith Independent Director Agreement also provides standard non-discrimination and indemnification provisions.

There were no arrangements or understandings between Ms. Smith and any other person pursuant to which Ms. Smith was appointed as a member of the Board. There have been no transactions in which Ms. Smith has an interest that would be reportable under Item 404(a) of Regulation S-K.

WARN Notice Distribution

On May 18, 2026, in order to comply with the requirements of the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”), the Company distributed letters to all of its employees, including its executive officers, notifying them of the Company’s intent to terminate their employment. The currently anticipated effective date of the terminations of employment of the executive officers is July 17, 2026.

Item 7.01 Regulation FD Disclosure.

Additional Information on the Chapter 11 Cases

Court filings and other information related to the proceedings are available through the Company’s claims agent at https://restructuring.ra.kroll.com/bitcoindepot, by calling the restructuring hotline at (844) 339-4117 (Toll-Free US/Canada) / + 1 (332) 232-7827 (International) or emailing BitcoinDepotInfo@ra.kroll.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

On May 18, 2026, the Company issued a press release announcing the filing of the Chapter 11 Cases as disclosed under Item 1.03 of this Current Report. A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of

1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Company’s Securities and Forward-Looking Statements

The Company cautions that trading in its securities (including, without limitation, the Class A common stock of the Company) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of Class A common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

This Current Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the Debtors’ continued operation of the business, the Company’s ability to pay for continuing obligations, and any assumptions underlying any of the foregoing. All statements, other than statements of historical fact, are forward-looking statements. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to fund its planned operations and its ability to continue as a going concern; the adverse impact of the Chapter 11 Cases on the Company’s business, financial condition and results of operations; the Company’s ability to improve its liquidity and long-term capital structure and to address its debt service obligations; the Company’s ability to maintain relationships with customers, employees and other third parties as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and the interests of various constituents, including holders of shares of Class A common stock; the Company’s ability to obtain court approvals with respect to motions filed or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risk associated with third-party motions in the Chapter 11 Cases; the Company’s ability to maintain the listing of its Class A common stock on the Nasdaq, and the resulting impact of a delisting; the Company’s ability to negotiate and confirm a sale of its assets under Section 363 of the Bankruptcy Code; and the risks and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press release dated May 18, 2026.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN DEPOT INC.

Date: May 18, 2026	By:	/s/ Christopher Ryan
Name: Christopher Ryan
Title: General Counsel and Corporate Secretary